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Consent of Independent Registered Public Accounting Firm

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The board and shareholders
RiverSource Market Advantage Series, Inc.:
     RiverSource Portfolio Builder Conservative Fund
     RiverSource Portfolio Builder Moderate Conservative Fund
     RiverSource Portfolio Builder Moderate Fund
     RiverSource Portfolio Builder Moderate Aggressive Fund
     RiverSource Portfolio Builder Aggressive Fund
     RiverSource Portfolio Builder Total Equity Fund
     RiverSource S&P 500 Index Fund
     RiverSource Small Company Index Fund

We consent to the use of our reports included herein and to the references to our Firm under the headings "Financial Highlights" in Part A and "Independent Registered Public Accounting Firm" in Part B of the Registration Statement.



                                                  /s/ KPMG LLP
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                                                      KPMG LLP


Minneapolis, Minnesota
March 23, 2007